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                                                                   EXHIBIT 10.24

                              SETTLEMENT AGREEMENT

         THIS SETTLEMENT AGREEMENT is entered into, by and between Angeles Mortgage Investment Trust, a California business trust ("AMIT"), and Satellite Communications Partners, Ltd., a California limited partnership ("Satellite") by execution on the dates indicated below.

                                    RECITALS

         A. AMIT and Satellite, along with others, are parties to a lawsuit captioned Angeles Mortgage Investment Trust, et al. v. Insignia Financial Group, Inc., et al., Case No. BC 085673 now pending in the Superior Court of the State of California for the County of Los Angeles (the "Action").

         B. Satellite contends that it deposited funds with AMIT or loaned funds to AMIT (hereinafter the "Demand Deposit") which allegedly remains outstanding in the principal amount of $1,150,000.00. AMIT commenced the Action requesting, among other things, a declaration of the Court that AMIT is not indebted to Satellite for the alleged Demand Deposit. Satellite cross-complained to recover the alleged Demand Deposit from AMIT.
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         C. The parties hereto desire to settle all claims alleged in the Action between AMIT, on the one hand, and Satellite, on the other hand, in accordance with the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. SETTLEMENT AMOUNT. AMIT shall, within five (5) business days after Satellite's execution of the Settlement Agreement, pay to Satellite the sum of $930,000.00 (the "Settlement Amount").

         2. DISMISSAL. Upon execution of this Settlement Agreement by both parties and payment of the Settlement Amount by AMIT to Satellite, the Complaint in the Action will forthwith be dismissed, with prejudice, as among the parties to this Settlement Agreement; and Satellite's Cross-Complaint in the Action will forthwith be dismissed, with prejudice, as to all parties thereto; and the parties hereto agree to cause their respective counsel of record in the Action to execute and file such a Request for Dismissal. Such dismissal shall be without an award of costs and shall provide that each party shall bear his or its own costs of suit and attorneys' fees.


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         3. RELEASES.
                  A. AMIT Release:

                           (i) Except as provided in paragraph 3(A)(ii) hereof, AMIT hereby releases Satellite and, solely in their capacity as such and solely with regard to their activities as such, its respective existing and former officers, employees, directors, partners and attorneys (collectively, the "Satellite Released Parties") from any and all known claims, demands, debts, obligations, liabilities, costs, expenses, rights of action, causes of action and judgments of any kind or character whatsoever which AMIT has against the Satellite Released Parties or any of them, arising prior to the date of execution of this Settlement Agreement and relating to the Demand Deposit (the "AMIT Released Claims");

                           (ii) The AMIT Released Claims shall not include: (a) claims arising hereunder; or (b) a release or waiver of any rights or defenses which AMIT may have against any person or entity to whom the Demand Deposit or any portion thereof was disbursed, transferred or loaned.

                           (iii) AMIT acknowledges that it may hereafter discover facts different from or in addition to those which it now knows or believes to be true with respect to the AMIT Released Claims and agrees that this Settlement Agreement shall be and remain effective in all respects


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         notwithstanding such different or additional facts or the discovery thereof.

                  B. Satellite Release:

                           (i) Except as provided in paragraph 3(B)(ii) hereof, Satellite hereby releases AMIT and, solely in their capacity as such and solely with regard to their activities as such, its existing and former officers, directors, employees, trustees and attorneys ("AMIT Released Parties") from any and all known claims, demands, debts, obligations, liabilities, costs, expenses, rights of action, causes of action and judgments of any kind or character whatsoever which Satellite has against the AMIT Released Parties, or any of them, arising prior to the date of execution of this Settlement Agreement and relating to the Demand Deposit (the "Satellite Released Claims");

                           (ii) The Satellite Released Claims shall not include:
         (a) claims arising hereunder, including, but not limited to, AMIT's obligation to pay Satellite the Settlement Amount; or (b) a release or waiver of any rights or defenses which Satellite may have against any person or entity to whom the Demand Deposit or any portion thereof is disbursed, transferred or loaned;


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                           (iii) Satellite acknowledges that it may hereafter
         discover facts different from or in addition to those which it now knows or believes to be true with respect to the Satellite Claims and agrees that this Settlement Agreement shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.

         4. NO PRIOR ASSIGNMENT BY SATELLITE. Satellite represents, warrants and covenants that it has not previously assigned or transferred any of the rights, claims, demands or causes of action which are being released herein. In the event that any right, claim, demand or cause of action should be asserted against the AMIT Released Parties, or any of them, which, if successful, would result in the breach of the foregoing representation, warranty or covenant, Satellite shall forthwith (i) indemnify and hold harmless the AMIT Released Parties against the assertion of any such claim, demand, right or cause of action, (ii) provide a defense through any lawyer or lawyers designated by the AMIT Released Parties, and (iii) pay the reasonable attorneys' fees and costs incurred in defense of any such proceeding, including all such fees and costs on appeal.

         5. NO PRIOR ASSIGNMENT BY AMIT. AMIT represents, warrants and covenants that it has not previously assigned or transferred to anyone any of the rights, claims, demands or causes of action which are being released herein. In the event that any right,


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claim, demand or cause of action should be asserted against the Satellite
Released Parties, or any of them, which, if successful, would result in the breach of the foregoing representation, warranty or covenant, AMIT shall forthwith (i) indemnify and hold harmless the Satellite Released Parties against the assertion of any such claim, demand, right or cause of action, (ii) provide a defense through any lawyer or lawyers designated by the Satellite Released Parties, and (iii) pay the reasonable attorneys' fees and costs incurred in defense of any such proceeding, including all such fees and costs on appeal.

         6. ENTIRE AGREEMENT AND AMENDMENTS. This Settlement Agreement constitutes the entire agreement among the parties hereto and it is expressly understood and agreed that there are no agreements or understandings between the parties other than those expressly set forth herein and any prior or contemporaneous conversations, negotiations, representations, covenants and warranties, express or implied, oral or written, are superseded by this Settlement Agreement. This Settlement Agreement may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by an authorized representative of each of the parties, and the parties agree that they shall make no claim at any time that this Settlement Agreement has been altered, amended, modified or otherwise changed in any respect whatsoever by any oral communication of any kind.


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         7. NO ADMISSION OF LIABILITY. This Settlement Agreement and each agreement herein and made hereunder is being made by way of settlement of claims which are expressly disputed. Nothing in this Settlement Agreement is an admission of any liability or responsibility by any party hereto and all parties agree that they shall not characterize this settlement as an admission of liability by any other party hereto. Neither this Settlement Agreement nor any communications or negotiations in connection herewith may be offered into evidence by anyone in the Action or in any other action, suit or proceeding between AMIT and Satellite (except any such action, suit, arbitration or proceeding to enforce the terms hereof).

         8. ADVICE OF COUNSEL. Each and all of the parties confirm that they are entering into this Settlement Agreement based upon the legal advice of their attorneys, who are their attorneys of choice, that they have been afforded the opportunity to discuss completely this Settlement Agreement and each of its terms with their attorneys, and that each of these terms are fully understood and voluntarily accepted.

         9. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties hereto.


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         10. GOVERNING LAW. This Settlement Agreement shall be deemed to have been executed and delivered within the State of California and the rights and obligations of the parties hereunder shall be governed, construed and enforced in accordance with the laws of the State of California.

         11. COUNTERPARTS. This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. Any party may deliver to the other party a facsimile copy of an executed counterpart of this Settlement Agreement and upon the other party's receipt of such facsimile counterpart, an executed counterpart of this Settlement Agreement shall be deemed to have been delivered; provided, however, that the original of any facsimile counterpart shall be furnished to the recipient of the facsimile counterpart in due course. This Settlement Agreement shall not be binding upon any party hereto until a counterpart hereof has been signed by all parties hereto, AMIT has delivered an original counterpart hereof (signed by an authorized representative of AMIT on its behalf) to Satellite, and Satellite has delivered an original counterpart hereof (signed by an authorized representative of Satellite on its behalf) to AMIT.

         12. AUTHORITY. Each of the parties hereto represents and warrants that the execution, delivery and performance of this Settlement Agreement has been duly authorized.


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         13. PRESS RELEASES. Satellite shall not issue any press releases concerning the existence or terms of this Settlement Agreement without the prior approval of AMIT, and Satellite shall notify AMIT of any intended public filings concerning the existence or terms of this Settlement Agreement at least ten (10) days prior to such public filing and shall apprise AMIT of the applicable language which will be included in the public filing.

         14. ATTORNEYS FEES. Should any party hereto take legal action to enforce its rights and remedies hereunder the non-prevailing party shall pay to the prevailing party all costs and attorneys' fees incurred in connection therewith. Said costs and attorneys' fees shall include all post-judgment costs and attorneys' fees, including costs and attorneys' fees for any appeal and for efforts to collect upon any judgment, the right to recover which shall not merge into any judgment.

Dated:  May ___, 1995                         ANGELES MORTGAGE INVESTMENT TRUST,
                                              a California business trust


                                              By:_______________________________
                                                       Ronald J. Consiglio
                                              Its: President


Dated:  May ___, 1995                         SATELLITE COMMUNICATIONS PARTNERS,
                                              LTD., a California limited
                                              partnership


                                              By:_______________________________

                                              Its:  General Partner


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